EXHIBIT 10.1

FIRST AMENDMENT
TO THE
MANAGEMENT AGREEMENT

          THIS FIRST AMENDMENT to the Management Agreement, dated as of November 1, 1999 (the “Agreement”), by and between LASER Mortgage Management, Inc. (the “Company”) and Mariner Mortgage Management, L.L.C., a Delaware limited liability company, is made as of November 1, 2000. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

           WHEREAS, pursuant to Section 12 of the Agreement the Company and Mariner desire to amend the Agreement;

           NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows:

           1.      Term.

                   (a)    Section 2 of the Agreement is hereby amended by replacing the phrase "November 1, 2000" with the phrase "November 1, 2001".

                   (b)    Section 2 of the Agreement is hereby amended by replacing the clause "provided, however, the Company may terminate this Agreement without cause and without penalty (but subject to paying fees upon termination as provided herein) at any time during the Term upon 30 days' prior written notice to Mariner" with the clause "provided, however, the Company or Mariner may terminate this Agreement without cause and without penalty (but subject to paying fees upon termination as provided herein) at any time during the Term upon 30 days' prior written notice to Mariner with respect to a termination by the Company and upon 90 days' prior written notice to the Company with respect to a termination by Mariner (unless the Company shall agree in writing to shorten the period)".

          2.      Compensation.

                   (a)    Section 3(a)(i) of the Agreement is hereby amended and restated in its entirety as follows:

          “(i) a base fee (the “Base Fee”) payable in cash, in arrears, on the first business day of each month (the “Base Fee Payment Date”), appropriately prorated for any partial periods, equal to fifty thousand dollars ($50,000); and”

                   (b)    Section 3(a)(ii) of the Agreement is hereby amended and restated in its entirety as follows:

           "(ii) an incentive fee (the "Incentive Compensation" or "IC") payable in cash according to the following formula:

IC = (.10 * VA) + (.15 * VA1) + (.20 * VA2); A = ACP + CD;

ACP = the average closing price of the Company’s Common Stock for the 15 days preceding the Anniversary Date (except as provided in paragraph (e) of this section);

CD = the aggregate amount of distributions per share (other than distributions of the Company’s Common Stock) made to stockholders by the Company during the period between November 1, 2000 and November 1, 2001;

S = the number of shares of the Company's Common Stock outstanding at the Anniversary Date; if A is equal to or less than 3.317, then VA=0, VA1=0 and VA2=0;

if A is greater than 3.317 and equal to or less than 3.50, then VA=S*(A-3.317); if A is greater than 3.50, then VA=S*(3.50-3.317);

if A is greater than 3.50 and equal to or less than 4.00, then VA1=S*(A-3.50); if A is greater than 4.00, t hen VA1=S*(4.00-3.50); and if A is greater than 4.00, then VA2=S*(A-4.00).

If the Company pays a dividend or declares a distribution in shares of Common Stock, subdivides its outstanding shares of Common Stock, combines its outstanding shares into a smaller number of shares, issues by reclassification or reorganization other securities of the Company to holders of shares generally or effects a similar transaction, then the Board of Directors of the Company shall cause an adjustment to be made to all of the elements of the formula used to calculate Incentive Compensation so that Mariner shall be entitled to receive the equivalent amount of cash compensation which Mariner would have been entitled to receive in the absence of any such event. An adjustment made pursuant hereto shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event, and prompt notice thereof shall be given to Mariner. The parties hereto agree to negotiate in good faith in connection with making additional adjustments that they deem equitable to prevent dilution or enlargement of the benefits intended to be granted to Mariner by this paragraph, including, but not limited to, in the event the Company effectuates its stock repurchase program or a similar transaction, after the effective date of this Agreement.”

                   (c)    Section 3(d) of the Agreement is hereby deleted in its entirety, and Mariner hereby waives any and all rights arising in connection with Section 3(d) of the Agreement.

           3.    Notices. Section 13 of the Agreement is hereby amended by replacing the phrase "Frederick N. Khedouri, Bear Stears & Co. Inc., 245 Park Avenue, New York, New York 10167, facsimile 212-272-2295" with the phrase "Mr. William J. Michaelcheck, c/o Mariner Mortgage Management, L.L.C., 65 East 55 th Street, New York, New York 10022".

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have caused this amendment to be duly executed, as of the day and year first above written.

LASER MORTGAGE MANAGEMENT, INC.
By:/s/ William J. Michaelcheck
Name: William J. Michaelcheck
Title: President and Director

MARINER MORTGAGE MANAGEMENT,
L.L.C.
By:/s/ William J. Michaelcheck
Name: William J. Michaelcheck
Title: Chairman